UNITED STATES
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Excerpt from KEMET Corporation's Q3 2020 Earnings Call

FEBRUARY 06, 2020 / 2:00PM, KEM - Q3 2020 KEMET Corp Earnings Call

William M. Lowe - KEMET Corporation - CEO & Director

Now a few words on the progress of the merger agreement for -- an update. There's a special meeting of stockholders that will be on February 20. There was a proxy that was filed and mailed on January 14, and a supplemental proxy was filed on February 5.

Regarding the processes for antitrust filings, all of the filings have been filed, the U.S., the Hart-Scott-Rodino, Germany and Austria have been approved. China, Mexico and Taiwan are remaining outstanding at the moment, as well as the CFIUS approval.

The CFIUS approval was filed on January 3 and the 45-day period began January 23. We're having ongoing dialogue as expected, and we are on course with no unusual events. We're still expecting a closing in the second half of this calendar year.

So I'd ask you to please refer to our proxy and our supplemental proxy for all of the merger details. Before I give you more color around the state of our business and the environment, I'll turn the call over to Greg to recap the numbers for the quarter. Greg?

FEBRUARY 06, 2020 / 2:00PM, KEM - Q3 2020 KEMET Corp Earnings Call

Craig Andrew Ellis - B. Riley FBR, Inc., Research Division - Senior MD & Director of Research

And lastly, if I could. Bill, thanks for giving us an update on some of the things that are happening from a regulatory and a process standpoint relative to the AGI acquisition. My question is for those countries where we're awaiting approval, U.S., Mexico, Taiwan and China, I believe. Can you give us any update on how interaction is going with those entities? Anything that we should be focused on as it relates to closing out those approvals?

William M. Lowe - KEMET Corporation - CEO & Director

No, nothing outside of the ordinary. We're having the dialogue that you would expect us to have where we're answering questions and providing information. So there's nothing unusual that's occurring. They're on pace, which we're encouraged by that the contacts were all made relatively quickly after the filings. And we've been providing the information they've been asking. So nothing unusual, nothing to be concerned about to date, and we're working through the process. And we are -- we believe that the time line is still the time line that we put out originally is that sometime probably early in the -- hopefully, early in the second half of the calendar year, we'll be able to wrap it up. So that -- nothing has changed in the time line at this point.

FEBRUARY 06, 2020 / 2:00PM, KEM - Q3 2020 KEMET Corp Earnings Call

Polina Sparks

And an additional question I wanted to ask you is just on the merger with (inaudible) proceeding, what is your timescale as we stand now? Do you expect any delay in U.S. approval, particularly security-related checks for your business?

William M. Lowe - KEMET Corporation - CEO & Director

No, we don't -- we're not expecting any delays. We're still sticking to our timetable of the closing in the second half of the calendar year. Regarding at least the Hart-Scott-Rodino filing in the United States, that's already been approved. That time frame has expired and therefore, it's approved as well as Austria and Germany. So we're working through the filings with the other jurisdictions, there is nothing out of the ordinary that's taking place. And we're still -- believe that our timetable we published earlier, which is at closing in the second half of the calendar year, as I said, is unchanged.

Cautionary Statement on Forward-Looking Statements

Certain statements herein contain “forward-looking statements” within the meaning of federal securities laws about KEMET Corporation’s (“KEMET”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which KEMET operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

This communication includes forward-looking statements relating to the proposed merger between KEMET and Yageo Corporation (“Yageo”), including financial estimates and statements as to the expected timing, completion and effects of the proposed merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of KEMET’s management and are subject to significant risks and uncertainties outside of KEMET’s control. Actual results could differ materially based on factors including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that KEMET stockholders may not approve the proposed merger; (iii) the risk that Yageo stockholders may not approve the proposed merger (if approval by Yageo’s stockholders is required by applicable law); (iv) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (v) inability to complete the proposed merger because, among other reasons, conditions to the closing of the proposed merger may not be satisfied or waived; (vi) uncertainty as to the timing of completion of the proposed merger; (vii) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed merger; (viii) the effects that the failure to complete the merger would have on KEMET’s financial condition and results of operations; (ix) the effects that business uncertainties and contractual restrictions related to the pendency of the merger may have on KEMET’s business; (x) the inability of KEMET to pursue alternatives to the merger; (xi) the effect of current lawsuits against KEMET and its directors relating to the proposed merger and potential lawsuits that could be instituted against KEMET or its directors and officers, including the effects of any outcomes related thereto; or (xii) possible disruptions from the proposed merger that could harm KEMET’s business, including current plans and operations.

Discussions of additional risks and uncertainties are contained in KEMET’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect KEMET’s judgment only as of the date hereof. KEMET undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.